SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-THOMAS NELSON INC

          GAMCO INVESTORS, INC.
                                12/08/98            2,000            13.2500
                                12/07/98              500            13.3750
                                12/03/98              400-           13.8170
                                12/03/98            4,400            13.0000
                                12/03/98              400            14.1448
                                12/02/98            3,600            13.0000
                                12/01/98            4,500            13.0278
                                11/30/98            2,500            13.0150
                                11/30/98           10,000            13.1125
                                11/30/98            1,000            13.2500
                                11/24/98           10,000            13.0000
                                11/23/98            5,000            13.1250
                                11/23/98           10,000            13.0000
                                11/20/98           15,000            13.1458
                                11/19/98           13,000            12.9995
                                11/18/98           15,000            12.9742
                                11/18/98            8,000            13.0000
                                11/18/98           10,300            13.0000
                                11/17/98            8,000            13.0569
                                11/17/98           12,200            13.0569


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.













                                               SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          PREFERRED CONVERTIBLE STOCK-THOMAS NELSON 5.75%

          GABELLI FUNDS, INC.
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                12/08/98              650           100.0000

































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.